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                      DFA INVESTMENT DIMENSIONS GROUP INC.

                   THE TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made this ____ day of __________, 1999, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund") and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Advisor").

         1. DUTIES OF ADVISOR. The Fund hereby employs the Advisor to manage the investment and reinvestment of the assets of:

                 "THE TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X,"

the ("Tax-Managed Portfolio"), to continuously review, supervise and administer the Tax-Managed Portfolio's investment programs, to determine in its discretion the securities to be purchased or sold and the portion of the Tax-Managed Portfolio's assets to be uninvested, to provide the Fund with records concerning the Advisor's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Directors of the Fund, all in compliance with the respective objectives, policies and limitations set forth in the Tax-Managed Portfolio's prospectus and applicable laws and regulations. The Advisor accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

         2. PORTFOLIO TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Tax-Managed Portfolio and is directed to use its best effort to obtain the best available prices and most favorable executions, except as prescribed herein. It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or to the Tax-Managed Portfolio, or be in breach of any obligation owing to the Fund or to the Tax-Managed Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Tax-Managed Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Tax-Managed Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Advisor will promptly communicate to the officers and directors of the Fund such information relating to transactions for the Tax-Managed Portfolio as they may reasonably request.

         3. COMPENSATION OF THE ADVISOR. For the services to be rendered by the Advisor as provided in Section 1 of this Agreement, the Fund shall pay to the Advisor, at the end of each


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month, a fee equal to one-twelfth of the Tax-Managed Portfolio's respective net assets, as follows:

         The Tax-Managed U.S. 5-10 Value Portfolio X                   0.50%


In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated, as applicable.

         4. OTHER SERVICES. At the request of the Fund, the Advisor, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Advisor and billed to the Fund at the Advisor's cost and, where applicable, the cost thereof shall be apportioned among the several Portfolios of the Fund proportionate to their respective utilization thereof.

         5. REPORTS. The Fund and the Advisor agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

         6. STATUS OF THE ADVISOR. The services of the Advisor to the Fund or with respect to the Tax-Managed Portfolio, are not to be deemed exclusive, and the Advisor shall be free to render similar services to others as long as its services to the Fund or to the Tax-Managed Portfolio, are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         7. LIABILITY OF ADVISOR. No provision of this Agreement shall be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

         8. PERMISSIBLE INTERESTS. Subject to and in accordance with the charters of the Fund and the Advisor, respectively, directors, officers, and shareholders of the Fund are or may be interested in the Advisor (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Advisor are or may be interested in the Fund as directors, officers, shareholders or otherwise; and the Advisor (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said charters and the provisions of the Investment Company Act of 1940.

         9. DURATION AND TERMINATION. This Agreement shall become effective on______________, 1999, (the "Effective Date") and shall continue in effect until _____________, 2000, and thereafter, only if such continuance is approved at least annually by a vote of the Fund's Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting such approval. In addition, the question of continuance of this Agreement may


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be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the respective outstanding voting securities of the Tax-Managed Portfolio.

         This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the respective outstanding voting securities of the Tax-Managed Portfolio, on sixty days written notice to the Advisor,

         This Agreement shall automatically terminate in the event of its assignment, and

         This Agreement may be terminated by the Advisor after ninety days written notice to the Fund.

         Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

         As used in this section, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19),
Section 2(a)(42) of the Investment Company Act of 1940 and Rule 18f-2 thereunder.

         10. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed this ________________ day of __________________, 1999.


DIMENSIONAL FUND                            DFA INVESTMENT TRUST
ADVISORS INC.                               COMPANY


By:                                         By:
   -------------------                         ---------------------
    David G. Booth                             Irene R. Diamant
    Chief Executive Officer                    Vice President and Secretary